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Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 4, 1999, except for the last paragraph of Note 11 as to which the date is March 19, 1999 relating to the financial statements of Rhythms NetConnections, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Denver, Colorado
September 22, 1999